PZENA INVESTMENT MANAGEMENT, INC.
REPORTS RESULTS FOR THE THIRD QUARTER OF 2014

•	Revenue was $29.6 million and operating income was $16.6 million for the third quarter

•	Diluted earnings per share for the third quarter was $0.14 on a GAAP basis and $0.13 on a non-GAAP basis

•	Declared a quarterly dividend of $0.03 per share

NEW YORK, NEW YORK, October 21, 2014 - Pzena Investment Management, Inc. (NYSE: PZN) reported the following U.S. GAAP (U.S. Generally Accepted Accounting Principles) and non-GAAP basic and diluted net income and earnings per share for the three and nine months ended September 30, 2014 and 2013 (in thousands, except per-share amounts):

	GAAP Basis		Non-GAAP Basis
	For the Three Months Ended		For the Three Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)

Basic Net Income	$2,059	$1,959	$1,737	$1,381
Basic Earnings Per Share	$0.16	$0.16	$0.13	$0.11

Diluted Net Income[1]	$9,503	$7,866	$1,737	$7,291
Diluted Earnings Per Share[1]	$0.14	$0.12	$0.13	$0.11

	GAAP Basis		Non-GAAP Basis
	For the Nine Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)

Basic Net Income	$5,631	$4,391	$4,890	$3,589
Basic Earnings Per Share	$0.45	$0.37	$0.39	$0.30

Diluted Net Income	$26,193	$20,129	$25,452	$19,327
Diluted Earnings Per Share	$0.39	$0.30	$0.37	$0.29

1 During the three months ended September 30, 2014, the calculation of non-GAAP diluted earnings per share resulted in an increase in earnings per share. Therefore, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share.

The results for the three and nine months ended September 30, 2014 and 2013 include recurring adjustments related to the Company's deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions, tax receivable agreement and the associated liability to its selling and converting shareholders. Management believes that these accounting adjustments add a measure of non-operational complexity which obscures the underlying performance of the business. In evaluating the financial condition and results of operations, management also reviews non-GAAP measures of earnings, which exclude these items. Excluding these adjustments, non-GAAP diluted net income and non-GAAP diluted earnings per share were $1.7 million and $0.13, respectively, for the three months ended September 30, 2014, and $7.3 million and $0.11, respectively, for the three months ended September 30, 2013. Non-GAAP diluted net income and non-GAAP diluted earnings per share were $25.5 million and $0.37, respectively, for the nine months ended September 30, 2014, and $19.3 million and $0.29, respectively, for the nine months ended September 30, 2013. GAAP and non-GAAP net income for diluted earnings per share generally assume all operating company membership units are converted into Company stock at the beginning of the reporting period, and the resulting change to Company GAAP and non-GAAP net income associated with its increased interest in the operating company is taxed at the Company's effective tax rate, exclusive of the adjustments noted above and other adjustments. When this conversion results in an increase in earnings per share or a decrease in loss per share, diluted net income and diluted earnings per share are assumed to be equal to basic net income and basic earnings per share for the reporting period.

Management uses the non-GAAP measures to assess the strength of the underlying operations of the business. It believes the non-GAAP measures provide information to better analyze the Company's operations between periods and over time. Investors should consider the non-GAAP measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.

During 2013, approximately $0.6 billion of previously reported assets under management in Institutional Accounts were reclassified to Retail Accounts. Historical information throughout this report has been reclassified for all periods presented.

Assets Under Management (unaudited)
($ billions)
	Three Months Ended			Twelve Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2014	2014	2013	2014	2013

Institutional Accounts
Assets
Beginning of Period	$15.1	$15.2	$12.5	$13.8	$11.2
Inflows	0.4	0.4	0.8	2.0	1.3
Outflows	(0.8)	(0.9)	(0.5)	(3.3)	(2.1)
Net Flows	(0.4)	(0.5)	0.3	(1.3)	(0.8)
Market Appreciation/(Depreciation)	(0.4)	0.4	1.0	1.8	3.4
End of Period	$14.3	$15.1	$13.8	$14.3	$13.8

Retail Accounts
Assets
Beginning of Period Assets	$11.9	$10.2	$7.8	$8.5	$5.6
Inflows	0.8	1.4	0.7	3.4	2.2
Outflows	(0.5)	(0.2)	(0.3)	(1.3)	(1.1)
Net Flows	0.3	1.2	0.4	2.1	1.1
Market Appreciation/(Depreciation)	(0.1)	0.5	0.3	1.5	1.8
End of Period	$12.1	$11.9	$8.5	$12.1	$8.5

Total
Assets
Beginning of Period	$27.0	$25.4	$20.3	$22.3	$16.8
Inflows	1.2	1.8	1.5	5.4	3.5
Outflows	(1.3)	(1.1)	(0.8)	(4.6)	(3.2)
Net Flows	(0.1)	0.7	0.7	0.8	0.3
Market Appreciation/(Depreciation)	(0.5)	0.9	1.3	3.3	5.2
End of Period	$26.4	$27.0	$22.3	$26.4	$22.3

Financial Discussion

Revenue (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Institutional Accounts	$21,431	$20,506	$19,006
Retail Accounts	8,174	7,439	5,040
Total	$29,605	$27,945	$24,046

		Nine Months Ended
		September 30,	September 30,
		2014	2013

Institutional Accounts		$62,233	$52,831
Retail Accounts		21,718	14,189
Total		$83,951	$67,020

Revenue was $29.6 million for the third quarter of 2014, an increase of 5.9% from $27.9 million for the second quarter of 2014, and an increase of 23.1% from $24.0 million for the third quarter of 2013.

Included in these amounts were performance fees recognized of $2.1 million for the third quarter of 2014, compared to $0.2 million for the second quarter of 2014, and $0.7 million for the third quarter of 2013. In general, performance fees are calculated on an annualized basis over the contract's measurement period, which, for the majority of our performance fee arrangements, extends to three years.

Average assets under management for the third quarter of 2014 was $26.8 billion, an increase of 1.9% from $26.3 billion for the second quarter of 2014 and an increase of 25.2% from $21.4 billion for the third quarter of 2013. The increase from the second quarter of 2014 and from the third quarter of 2013 was driven by market appreciation over the period.

The weighted average fee rate was 0.442% for the third quarter of 2014, increasing from 0.425% for the second quarter of 2014, and decreasing from 0.450% for the third quarter of 2013.

The weighted average fee rate for institutional accounts was 0.582% for the third quarter of 2014, increasing from 0.542% for the second quarter of 2014, and from 0.577% for the third quarter of 2013. The increase from last quarter primarily reflects an increase in performance fees recognized during the third quarter of 2014. The increase from the third quarter of 2013 also reflects the increase in performance fees, which is partially offset by a shift in mix toward larger relationships and our expanded value strategies that generally carry lower fee rates.

The weighted average fee rate for retail accounts was 0.271% for the third quarter of 2014, increasing from 0.267% for the second quarter of 2014, and from 0.245% for the third quarter of 2013.  The increase from the second quarter of 2014 and third quarter of 2013 primarily reflects the addition of assets in our non-U.S. strategies which generally carry higher fee rates.

Total operating expenses were $13.0 million in the third quarter of 2014, increasing from $12.4 million for the second quarter of 2014 and from $11.1 million for the third quarter of 2013. The fluctuation from the second quarter of 2014 primarily reflects an increase in the discretionary bonus accrual. The increase from third quarter of 2013 reflects an increase in salary, headcount, and the discretionary bonus accrual and an increase in costs associated with our mutual funds during 2014. Details of operating expenses are shown below:

Operating Expenses (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Compensation and Benefits Expense	$10,622	$9,899	$9,100
General and Administrative Expense	2,351	2,505	1,995
Operating Expenses	$12,973	$12,404	$11,095

		Nine Months Ended
		September 30,	September 30,
		2014	2013

Compensation and Benefits Expense		$30,571	$27,622
General and Administrative Expense		7,176	5,747
Operating Expenses		$37,747	$33,369

As of September 30, 2014, employee headcount was 79, up from 76 at June 30, 2014 and 71 at September 30, 2013.

The operating margin was 56.2% for the third quarter of 2014, compared to 55.6% for the second quarter of 2014, and 53.9% for the third quarter of 2013.

Other expense was approximately $2.3 million for the third quarter of 2014, $1.4 million for the second quarter of 2014, and $2.7 million for the third quarter of 2013. Other expense includes the (losses)/ gains and other investment income recognized by the Company on its direct investments, as well as those recognized by the Company's external investors on their investments in investment partnerships that the Company is required to consolidate. A portion of (losses)/ gains and other investment income associated with the investments of the Company's outside interests are offset in net income attributable to non-controlling interests. For the third quarter of 2014, other expense also includes an expense of $1.8 million reflecting an increase in the Company's liability to its selling and converting shareholders resulting from an increase in expected future tax benefits described in Income Tax (Benefit)/ Expense below. Changes in the liability to selling and converting shareholders associated with changes in the realizability of the deferred tax asset generated an expense of $2.0 million and $3.3 million in the second quarter of 2014 and the third quarter of 2013, respectively. Details of other expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Other Expense (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Net Interest and Dividend Income	$88	$115	$82
(Losses)/ Gains and Other Investment Income	(434)	410	498
Change in Liability to Selling and Converting Shareholders¹	(1,824)	(1,996)	(3,257)
Other (Expense)/ Income	(179)	63	(71)
GAAP Other Expense	(2,349)	(1,408)	(2,748)
Change in Liability to Selling and Converting Shareholders¹	1,824	1,996	3,257
Outside Interests of Investment Partnerships²	149	(57)	(211)
Non-GAAP Other (Expense)/ Income, Net of Outside Interests	$(376)	$531	$298

		Nine Months Ended
		September 30,	September 30,
		2014	2013

Net Interest and Dividend Income		$268	$252
Gains and Other Investment Income		80	1,763
Change in Liability to Selling and Converting Shareholders¹		(3,947)	(4,525)
Other Expense		(205)	(159)
GAAP Other Expense		(3,804)	(2,669)
Change in Liability to Selling and Converting Shareholders¹		3,947	4,525
Outside Interests of Investment Partnerships²		19	(930)
Non-GAAP Other Income, Net of Outside Interests		$162	$926

1 Reflects the change in the liability to the Company’s selling and converting shareholders associated with the deferred tax asset generated by the Company’s initial public offering and subsequent unit conversions.

2 Represents the non-controlling interest allocation of the loss/(income) of the Company's consolidated investment partnerships to its external investors.

The Company recognized income tax benefits of $0.2 million for the third quarter of 2014, $0.3 million for the second quarter of 2014, and $2.1 million for the third quarter of 2013. Third quarter of 2014 income taxes included a $2.4 million income tax benefit associated with a decrease to the valuation allowance recorded against the Company's deferred tax asset related to the basis step ups created by operating company unit exchanges. This adjustment generated $2.4 million and $3.8 million in income tax benefits in the second quarter of 2014 and third quarter of 2013, respectively. Third quarter of 2014 income tax expense also included a $0.3 million adjustment to the deferred tax asset and valuation allowance. This adjustment was driven by a reduction in expected future tax benefits associated with a change in the Company's effective tax rate. Details of the income tax (benefit)/ expense, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Income Tax (Benefit)/ Expense (unaudited)
($ thousands)
	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Corporate Income Tax Expense	$1,225	$1,244	$985
Unincorporated Business Tax Expense	701	835	763
Non-GAAP Income Tax Expense	1,926	2,079	1,748
Change in Valuation Allowance[2]	(2,439)	(2,353)	(3,832)
Net Adjustment to Deferred Tax Asset[3]	293	—	—
GAAP Income Tax (Benefit)	$(220)	$(274)	$(2,084)

		Nine Months Ended
		September 30,	September 30,
		2014	2013

Corporate Income Tax Expense		$3,559	$2,552
Unincorporated Business Tax Expense¹		2,318	1,487
Non-GAAP Income Tax Expense		5,877	4,039
Change in Valuation Allowance[2]		(5,583)	(5,613)
Net Adjustment to Deferred Tax Asset[3]		895	286
GAAP Income Tax Expense/ (Benefit)		$1,189	$(1,288)

1 Includes a $0.6 million tax benefit recognized in the first quarter of 2013 associated with the amendment of prior year tax returns to change the methodology for state and local receipts.

2 Reflects the change in the valuation allowance assessed against the deferred tax asset established as part of the Company's initial public offering and subsequent unit conversions.

3 Reflects the net impact of the change in the Company's deferred tax asset and valuation allowance assessed against the deferred tax asset associated with the decrease in expected future tax benefits and the prior year's final tax return.

Details of the net income attributable to non-controlling interests of the Company's operating company and consolidated subsidiaries, as well as a reconciliation of the related GAAP and non-GAAP measures, are shown below:

Non-Controlling Interests (unaudited)
($ thousands)

	Three Months Ended
	September 30,	June 30,	September 30,
	2014	2014	2013

Operating Company Allocation	$12,593	$12,226	$10,120
Outside Interests of Investment Partnerships[1]	(149)	57	211
GAAP Net Income Attributable to Non-Controlling Interests	$12,444	$12,283	$10,331

		Nine Months Ended
		September 30,	September 30,
		2014	2013

Operating Company Allocation		$35,599	$26,949
Outside Interests of Investment Partnerships[1]		(19)	930
GAAP Net Income Attributable to Non-Controlling Interests		$35,580	$27,879

1 Represents the non-controlling interest allocation of the (loss)/ income of the Company's consolidated investment partnerships to its external investors.

On October 14, 2014, the Company's Board of Directors approved a quarterly dividend of $0.03 per share of its Class A common stock to be declared on October 21, 2014. The following dates apply to the dividend:

Record Date: November 13, 2014

Payment Date: November 27, 2014

During the last twelve months, inclusive of the dividend noted above, the Company declared total dividends of $0.35 per share of its Class A common stock.

Third Quarter 2014 Earnings Call Information

Pzena Investment Management, Inc. (NYSE: PZN) will hold a conference call to discuss the Company's financial results and outlook at 10:00 a.m. ET, Wednesday, October 22, 2014. The call will be open to the public.

Webcast Instructions: To gain access to the webcast, which will be "listen-only," go to the Events page in the Investor Relations area of the Company's website, www.pzena.com.

Teleconference Instructions: To gain access to the conference call via telephone, U.S./Canada callers should dial 800-884-5695; international callers should dial 617-786-2960. The conference ID number is 82161105.

Replay: The conference call will be available for replay through November 5, 2014, on the web using the information given above.

About Pzena Investment Management

Pzena Investment Management, LLC, the firm's operating company, is a value-oriented investment management firm. Founded in 1995, Pzena Investment Management has built a diverse, global client base. More firm and stock information is posted at www.pzena.com.

Forward-Looking Statements

This press release may contain, in addition to historical information, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current assumptions, expectations and projections about future events. Words like “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are used to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company's management and involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Among the factors that could cause actual results to differ from those expressed or implied by a forward-looking statement are those described in the sections entitled “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as filed with the SEC on March 12, 2014 and in the Company's Quarterly Reports on Form 10-Q as filed with the SEC. In light of these risks, uncertainties, assumptions, and factors, actual results could differ materially from those expressed or implied in the forward-looking statements.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release.

The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any forward-looking statements to reflect circumstances existing after the date of this release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact: Gary Bachman, 212-355-1600 or bachman@pzena.com

PZENA INVESTMENT MANAGEMENT, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	As of
	September 30,	December 31,
	2014	2013
	(unaudited)
ASSETS
Cash and Cash Equivalents	$37,233	$33,878
Restricted Cash	2,715	316
Due from Broker	374	58
Advisory Fees Receivable	24,588	23,947
Investments	14,989	7,621
Prepaid Expenses and Other Assets	1,233	1,246
Deferred Tax Asset, Net of Valuation Allowance
of $44,806 and $53,973, respectively	14,694	12,312
Property and Equipment, Net of Accumulated
Depreciation of $3,014 and $2,850, respectively	1,027	835
TOTAL ASSETS	$96,853	$80,213

LIABILITIES AND EQUITY
Liabilities:
Accounts Payable and Accrued Expenses	$16,688	$5,570
Due to Broker	259	5
Securities Sold Short, at Fair Value	1,462	—
Liability to Selling and Converting Shareholders	15,860	12,777
Lease Liability	460	778
Deferred Compensation Liability	1,637	2,339
Other Liabilities	274	195
TOTAL LIABILITIES	36,640	21,664

Equity:
Total Pzena Investment Management, Inc.'s Equity	18,403	16,362
Non-Controlling Interests	41,810	42,187
TOTAL EQUITY	60,213	58,549
TOTAL LIABILITIES AND EQUITY	$96,853	$80,213

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

REVENUE	$29,605	$24,046	$83,951	$67,020

EXPENSES
Compensation and Benefits Expense	10,622	9,100	30,571	27,622
General and Administrative Expense	2,351	1,995	7,176	5,747
TOTAL OPERATING EXPENSES	12,973	11,095	37,747	33,369
Operating Income	16,632	12,951	46,204	33,651

Other (Expense)/ Income	(2,349)	(2,748)	(3,804)	(2,669)

Income Before Taxes	14,283	10,203	42,400	30,982

Income Tax (Benefit)/ Expense	(220)	(2,084)	1,189	(1,288)
Consolidated Net Income	14,503	12,287	41,211	32,270

Less: Net Income Attributable to Non-Controlling Interests	12,444	10,331	35,580	27,879

Net Income Attributable to Pzena Investment Management, Inc.	$2,059	$1,956	$5,631	$4,391

Earnings per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$2,059	$1,956	$5,631	$4,391
Basic Earnings per Share	$0.16	$0.16	$0.45	$0.37
Basic Weighted Average Shares Outstanding	12,965,606	12,209,978	12,443,687	11,934,142

Net Income for Diluted Earnings per Share	$9,503	$7,866	$26,193	$20,129
Diluted Earnings per Share	$0.14	$0.12	$0.39	$0.30
Diluted Weighted Average Shares Outstanding	67,632,072	66,714,033	67,879,923	66,610,381

PZENA INVESTMENT MANAGEMENT, INC.

UNAUDITED NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per-share amounts)

	Non-GAAP Basis		Non-GAAP Basis
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

REVENUE	$29,605	$24,046	$83,951	$67,020

EXPENSES
Compensation and Benefits Expense	10,622	9,100	30,571	27,622
General and Administrative Expense	2,351	1,995	7,176	5,747
TOTAL OPERATING EXPENSES	12,973	11,095	37,747	33,369
Operating Income	16,632	12,951	46,204	33,651

Other (Expense)/ Income, Net of Outside Interests	(376)	298	162	926

Income Before Taxes and Operating Company Allocation	16,256	13,249	46,366	34,577

Unincorporated Business Tax Expense	701	763	2,318	1,487
Allocable Income	15,555	12,486	44,048	33,090

Operating Company Allocation	12,593	10,120	35,599	26,949
Income Before Corporate Income Taxes	2,962	2,366	8,449	6,141

Corporate Income Tax Expense	1,225	985	3,559	2,552
Non-GAAP Net Income	$1,737	$1,381	$4,890	$3,589
Tax Receivable Agreement Income, Net of Taxes	322	575	741	802
GAAP Net Income	$2,059	$1,956	$5,631	$4,391

Earnings Per Share - Basic and Diluted Attributable to
Pzena Investment Management, Inc. Common Stockholders:

Net Income for Basic Earnings per Share	$1,737	$1,381	$4,890	$3,589
Basic Earnings per Share	$0.13	$0.11	$0.39	$0.30
Basic Weighted Average Shares Outstanding	12,965,606	12,209,978	12,443,687	11,934,142

Net Income for Diluted Earnings per Share	$1,737	$7,291	$25,452	$19,327
Diluted Earnings per Share	$0.13	$0.11	$0.37	$0.29
Diluted Weighted Average Shares Outstanding	12,965,606	66,714,033	67,879,923	66,610,381